Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2014)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Capital Co., Ltd.	Korea
KT New Business Fund No.1	Korea
Gyeonggi-KT Green Growth Fund	Korea
KTC Media Contents Fund 2	Korea
KT Strategic Investment Fund No.1	Korea
KT Strategic Investment Fund No.2	Korea
BC Card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
INITECH Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
Sofnics, Inc.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
KT Skylife Co., Ltd.[2]	Korea
SkylifeTV co., Ltd. (formerly Korea HD Broadcasting Corp.)	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
KT NEXR CO., LTD. (formerly NEXR Co., Ltd.)	Korea
KTSB Data service	Korea
CENTIOS Co., Ltd.	Korea
Enswers Inc.	Korea
Ustream Inc.	Korea
Incheonucity Co., Ltd.	Korea
KT Innoedu Co., Ltd.	Korea
KT Rental	Korea
KT Auto Lease Corporation	Korea
KT Rental Auto Care Corporation	Korea
KT Sat Co., Ltd.	Korea
KT Media Hub Co. Ltd.	Korea
Best Partners Co., Ltd.	Korea
Nasmedia, Inc.	Korea
T-ON Telecom	Korea
KT Sports	Korea
KT Music Contents Fund No.1	Korea
Consus-Changwon Private REIT	Korea
KT-Michigan Global Content Fund	Korea
Autopion Co., Ltd.	Korea
GREEN CAR (formerly GREEN POINT)	Korea

K-REALTY CR-REIT 7	Korea
ktcs Corporation	Korea
ktis Corporation	Korea
BC Card China Co., Ltd.	China
Centios Philippines, Inc.	Philippines
Kumho Rent a car (Vietnam) Co., Ltd	Vietnam
olleh Rwanda Networks Ltd.	Rwanda
Africa Olleh Services Ltd.	Rwanda
KT Belgium	Belgium
KT ORS Belgium	Belgium
Korea Telecom Japan Co., Ltd.	Japan
KBTO sp.zo.o.,	Poland
Korea Telecom China Co., Ltd.	China
KT Dutch B.V	Netherlands
Super iMax LLC	Uzbekistan
East Telecom LLC	Uzbekistan
Korea Telecom America, Inc.	U.S.A.
PT. KT Indonesia	Indonesia

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